EXHIBIT 99.1

PRESS RELEASE

Media:	Investor:
Catharine Bower	Michelle Debkowski
610.369.6618	610.369.6461
csbower@natpennbank.com	mhdebkowski@natpennbank.com

NATIONAL PENN COMPLETES ACQUISITION OF CHRISTIANA BANK & TRUST COMPANY

Boyertown, Pa., January 4, 2008 – National Penn Bancshares, Inc. (Nasdaq: NPBC) today announced the closing of its acquisition of Christiana Bank & Trust Company.

Christiana is now a wholly-owned subsidiary of National Penn, retaining its name and status as a Delaware-chartered banking corporation.

“We are very pleased to welcome Christiana to the National Penn corporate family,” said Glenn E. Moyer, president and CEO of National Penn. “With its excellent leadership, customer-focused culture and Delaware presence, we expect Christiana to be a valuable contributor to our organization as we move forward.”

In the aggregate, 80% of Christiana shares will be exchanged for shares of National Penn common stock and the remaining 20% will be exchanged for cash.  Upon completion of the acquisition, National Penn now has approximately $5.9 billion in assets and approximately $7.1 billion in trust assets under administration or management.

Austin Associates LLC advised National Penn, and Keefe, Bruyette & Woods, Inc. provided a fairness opinion to Christiana.  Reed Smith LLP served as National Penn’s legal counsel and Thacher Proffitt & Wood LLP served as Christiana’s legal counsel in connection with the transaction.

About National Penn Bancshares, Inc.:

National Penn is a financial services company with approximately $5.9 billion in assets, operating 81 offices in Pennsylvania through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, Nittany Bank, and Peoples Bank of Oxford divisions. The Peoples Bank of Oxford Division also operates one community office in Cecil County, Maryland.

National Penn also has two offices in Delaware through its wholly-owned subsidiary, Christiana Bank & Trust Company. Christiana Corporate Services, Inc., a wholly owned subsidiary of Christiana, provides commercial domicile and agency services in Delaware. Monarch Management Services LLC, wholly owned by Christiana Corporate Services, Inc., provides commercial domicile services in Delaware. Christiana Trust Company LLC, a Nevada non-depository trust company, wholly owned by Christiana, provides commercial domicile and trust services in Nevada.

National Penn's financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; National Penn Insurance Agency, Inc.; and National Penn Leasing Company.

National Penn common stock is traded on the Nasdaq Stock Market under the symbol "NPBC." Additional information about the National Penn family is available on the company's Web site at www.nationalpennbancshares.com.

Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn, Christiana and the combined operations of National Penn and Christiana described in the release that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:  ineffectiveness of its business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in National Penn’s other SEC filings since that date.  National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information About the Pending National Penn/KNBT Transaction:

National Penn has filed a registration statement on Form S-4 in connection with the transaction, and National Penn and KNBT Bancorp, Inc. have mailed a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors are urged to read the joint proxy statement/prospectus because it contains important information about National Penn, KNBT and the transaction. You may obtain a free copy of the proxy statement/prospectus as well as other filings containing information about National Penn at the SEC's Web site at www.sec.gov. A free copy of the proxy statement/prospectus, and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus, may also be obtained from National Penn or KNBT, by directing the request to either of the following persons:

Ms. Sandra L. Spayd	Mr. Eugene Sobol
Corporate Secretary	Senior Executive Vice President and CFO
National Penn Bancshares, Inc.	KNBT Bancorp, Inc.
Philadelphia and Reading Avenues	90 Highland Avenue
Boyertown, PA 19512	Bethlehem, PA 18017
(610) 369-6202	(610) 807-5888

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